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                                                                     EXHIBIT 5.1
                                                                     -----------



                                                               February 10, 1995



Tele-Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado  80111-3000

Gentlemen:

          Reference is made to the registration statement on Form S-3 (File No. 33-56271) (the "Registration Statement"), filed by Tele-Communications, Inc., a Delaware corporation (the "Company"), in connection with the proposed offering from time to time by the Company of (i) shares of the Company's Class A Common Stock, $1.00 par value per share ("Class A Common Stock"), Class B Common Stock, $1.00 par value per share and/or any class of common stock that may hereafter be created through an amendment to the Company's Restated Certificate of Incorporation; (ii) shares of the Company's Series Preferred Stock, $.01 par value per share, which may be issued in the form of depositary shares evidenced by depositary receipts, and (iii) warrants to purchase common stock or preferred stock of the Company, or any combination of the foregoing, at an aggregate initial offering price not to exceed $575,000,000.

          On February 3, 1995, the Company entered into an underwriting agreement (the "Underwriting Agreement") and a pricing agreement (the "Pricing Agreement") with Morgan Stanley & Co. Incorporated (the "Underwriter") pursuant to which the Company agreed to sell to the Underwriter, subject to the conditions stated in the Underwriting Agreement, 19,550,000 shares of Class A Common Stock (the "Shares") at a purchase price set forth on Exhibit A to the Pricing Agreement. You have asked us to pass upon for you certain legal matters in connection with the Shares.

          In connection therewith, we have examined, among other things, originals, certified copies or copies otherwise identified to our satisfaction as being copies of originals, of the Restated Certificate of Incorporation and By-Laws of the Company, each as amended; resolutions of the proceedings of the Company's Board of Directors, including committees thereof, with respect to the filing of the Registration Statement and related matters; and such other documents, records, certificates of public officials and questions of law as we deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of the Company as to factual matters. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified,
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Tele-Communications, Inc.
Page 2

conformed or reproductive copies. We have further assumed that the Underwriting Agreement and the Pricing Agreement have been duly and validly authorized, executed and delivered by, and constitute the valid and binding obligation of the Underwriter.

          Based upon the foregoing, we are of the opinion that:

          The Shares have been duly and validly authorized and, when issued, signed by the transfer agent and delivered pursuant to the Underwriting Agreement and the Pricing Agreement and paid for by the Underwriter in accordance therewith, such Shares will be duly and validly issued and fully paid and nonassessable.

          We hereby consent to the reference to us under the heading "Validity of the Shares" in the Prospectus Supplement, dated February 3, 1995 to the Prospectus, dated February 3, 1995 forming a part of the Registration Statement and to the incorporation of this opinion by reference into the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          Jerome H. Kern, a partner of Baker & Botts, L.L.P., is a director of the Company.

                                              Very truly yours,



                                              BAKER & BOTTS, L.L.P.